Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 5, 2024, by and between NATIONAL RESEARCH CORPORATION, a Delaware corporation (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

RECITALS :

A.        Borrower and Lender previously entered into that certain Amended and Restated Credit Agreement dated as of May 28, 2020, as amended by that certain First Amendment thereto dated as of September 30, 2022, and that certain Second Amendment thereto dated as of June 16, 2023 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”); and

B.          The parties desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, terms and conditions hereinafter set forth, the parties hereby agree as follows:

1.          Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.          Amendments. Pursuant to Section 12.12 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)          Section 1.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)          Repurchase Term Loan. Interest will accrue in respect of the unpaid principal amount of the Repurchase Term Loan from the Third Amendment Effective Date until the Repurchase Term Loan Maturity Date at a rate per annum equal to the sum of Term SOFR plus 2.35%. The interest rate shall be adjusted higher or lower on the 1st day of every month to reflect any change in the Term SOFR Reference Rate for the prior month, and this higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until a different rate of interest is established. Term SOFR shall be determined by Lender and each determination of Term SOFR by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Interest on the unpaid principal amount of the Repurchase Term Loan will be calculated as described in Section 12.07(b).

(b)          Section 4.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)          Repurchase Term Loan.

(i)    As of the Third Amendment Effective Date, the principal amount outstanding under the Repurchase Term Loan is $14,639,676.14. For the period from the Third Amendment Effective Date and continuing thereafter through and including the Repurchase Term Loan Maturity Date, equal principal and interest payments each in an amount sufficient to fully amortize the principal balance of the Repurchase Term Loan outstanding as of the Third Amendment Effective Date and interest thereon over a period of ten (10) years will be payable on the first (1st) day of each full month through and including the Repurchase Term Loan Maturity Date.

(ii)          On the Repurchase Term Loan Maturity Date the outstanding principal balance of the Repurchase Term Loan and all accrued interest thereon shall be repaid in full.

Notwithstanding anything in this Agreement to the contrary, whenever increases occur in the interest rate, Lender, at its option, may increase Borrower’s payments to cover accruing interest.

(c)          Section 4.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)          Delayed Draw-Down Term Loan.

(i)          As of the Third Amendment Effective Date, the aggregate outstanding principal balance of the Delayed Draw-Down Term Loans is $17,416,666.64. For the period from the Third Amendment Effective Date and continuing thereafter through and including the Delayed Draw-Down Term Loan Maturity Date, equal principal and interest payments in an amount sufficient to fully amortize the aggregate outstanding principal balance of the Delayed Draw-Down Term Loans as of the Third Amendment Effective Date and interest thereon over a period of ten (10) years will be payable on the first (1st) day of each full month through and including the Delayed Draw-Down Term Loan Maturity Date.

(ii)          For the period beginning on the first (1st) day of the first full month following the applicable Delayed Draw-Down Term Loan Effective Date and continuing thereafter through and including the Delayed Draw-Down Term Loan Maturity Date, equal principal and interest payments in an amount sufficient to fully amortize the principal balance of such Delayed Draw-Down Term Loan and interest thereon over a period of ten (10) years will be payable.

(iii)          On the Delayed Draw-Down Term Loan Maturity Date, the aggregate outstanding principal balance of the Delayed Draw-Down Term Loans and all accrued interest thereon shall be repaid in full.

Notwithstanding anything in this Agreement to the contrary, whenever increases occur in the interest rate, Lender, at its option, may increase Borrower’s payments to cover accruing interest.

(d)          Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.11.          Use of Proceeds. Borrower will exclusively use all proceeds of (a) the Delayed Draw-Down Term Loans to fund Permitted Share Repurchases, Permitted Acquisitions, Capital Expenditures or the making of Dividends, in each case, to the extent permitted by the Credit Documents (in each case, directly or by moving Revolving Loan balances attributable to such permitted uses to one or more Delayed Draw-Down Term Loans), and (b) Revolving Loans for the working capital and general corporate purposes of Borrower and its Subsidiaries.

(e)          Section 9.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.15. Maximum Capital Expenditures. Borrower will not permit Capital Expenditures paid or incurred by Borrower in connection with the Renovation Project to exceed an aggregate amount of $27,500,000.00 from or after January 1, 2023, to be tested by Lender quarterly based on the financial statements provided for in Section 8.01(a) and (b).

(f)          Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Delayed Draw-Down Term Loan Commitment Expiration Date” in its entirety as follows:

“Delayed Draw-Down Term Loan Commitment Expiration Date” shall mean May 28, 2026.

(g)          Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Loan Maturity Date” in its entirety as follows:

“Revolving Loan Maturity Date” shall mean May 28, 2027.

(h)          Section 11 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Third Amendment Effective Date” means August 5, 2024.

3.         No Further Amendments. Except as expressly provided herein, nothing contained herein Is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower. Except as expressly provided herein, this Amendment is not intended to supersede or amend the Credit Agreement or any other Credit Document. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

4.           Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)          The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)          There is no Default or Event of Default;

(c)          The execution, delivery and performance by Borrower of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Lender, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and

(d)          No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any other Person is required for the execution, delivery and performance by Borrower of this Amendment.

5.         Conditions Precedent. As conditions precedent to the enforceability of this Amendment, Lender shall have received from Borrower or otherwise confirmed to its satisfaction, all of the following, each in form and substance satisfactory to Lender:

(a)          This Amendment, executed by Borrower;

(b)          Such other commercially reasonable documents, instruments or agreements from Borrower or any other Person as may be reasonably requested by Lender; and

(c)          Borrower shall have paid all reasonable attorney costs and fees incurred by Lender in connection this Amendment and the Credit Documents.

6.          No Waiver. This Amendment is not intended to supersede or amend the Credit Agreement or any documents executed in connection therewith except as specifically set forth herein and Borrower acknowledges that no course of dealing between Borrower and Lender, through the date hereof, has resulted in any modification to the terms of the Credit Documents and no course of dealing from and after the date hereof will modify the terms of the Credit Documents. Except as provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower or waive any existing Events of Default, if any, under or pursuant to the Credit Documents. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

7.          No Default; Release of Lender. Borrower hereby acknowledges that at the time of the execution of this Amendment, Borrower is not aware of any Lender default under the Credit Documents, and Borrower hereby remises, releases and forever discharges Lender and each of Lender’s present, future and former officers, directors and employees (collectively, “Releasees”) from any and all claims, losses, liabilities, damages and causes of action of any kind whatsoever, if any, whether absolute or contingent, matured or unmatured, that Borrower may now have or ever have had, in whatever capacity, against Lender arising in connection with the Credit Documents, except for the duties and obligations of the Releasees under this Amendment and the other Credit Documents arising from and after the date hereof.

8.          Credit Agreement in Writing. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER CERTAIN STATE LAWS. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

9.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

NATIONAL RESEARCH CORPORATION

By:          /s/ Linda Stacy

Name: Linda Stacy

Title:   Secretary, Principal Accounting Officer, and

            Principal Financial Officer

LENDER:

FIRST NATIONAL BANK OF OMAHA

By:          /s/ Mark Ostronic

Name: Mark Ostronic

Title:   Senior Director

Third Amendment to Amended and Restated Credit Agreement
Signature Page